SPA SERIES EXHIBIT I
NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

        The undersigned hereby irrevocably elects to convert $___________ of the above Debenture No. _______ into Shares of Common Stock of Jacobson Resonance Enterprises, Inc. according to the conditions set forth in such Debenture, as of the date written below.

        If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion________________________________________________Applicable
Conversion Price________________________________________Signature__________________________________________________________
                                                                                                                               [Print Name of Holder and Title of Signer]
Address:___________________________________________________________

SSN or EIN:

Shares are to be registered in the following name:

Name:
Address:
Tel:
Fax:SSN
or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address:

SCHEDULE A

DEBENTURES

Name/Address	Aggregate Principal Amount of Debentures	Purchase Price
Sea Lion Investors LLC	$33,333	$29,000
Market Square, 1400 16th Street, Suite 400
Denver, Colorado 80202

Equity Planners LLC	$33,333	$29,000
Quadrant Center, 5445 DTC Parkway, Penthouse
Four
Greenwood Village, Colorado 80111

Myrtle Holdings LLC	$33,334	$29,000
11001 W. 120th Avenue, Suite 400
Broomfield, Colorado 80021

TOTAL	$100,000	$87,000